UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2024

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way

Irvine, California 92614

(Address of principal executive offices and zip code)

(949) 250-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 3, 2024, Edwards Lifesciences Corporation (the “Company”) issued a press release announcing the Company entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Becton, Dickinson and Company (“Purchaser”), pursuant to which Purchaser has agreed to acquire the Company’s Critical Care product group (the “Business”) for $4,200,000,000 in cash (the “Transaction”).

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Also on June 3, 2024, in connection with the Company’s entry into the Purchase Agreement, the Company announced that it is no longer pursuing the previously announced spin-off of the Business.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “potential,” “predict,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, the terms and conditions of the Purchase Agreement, the timing for closing of the Transaction and the Company’s ability to satisfy the closing conditions, including the receipt of required antitrust and foreign investment approvals. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, may be outside of the Company’s control, and may be subject to the satisfaction of certain customary conditions. The Company’s forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the Company does update or correct one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include, but are not limited to: (i) the Company and Purchaser may be unable to close the proposed Transaction in a timely manner or at all, including obtaining required regulatory approvals and satisfying other closing conditions, which may materially and adversely affect the Company’s business and the price of the Company’s common stock; (ii) uncertainty as to the timing of closing of the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations; (v) the effect of the announcement or the pendency of the Transaction on the Company’s relationships with its customers, operating results and business generally; (vi) potential significant transaction costs associated with the Transaction; (vii) the outcome of any legal proceedings or regulatory actions to the extent initiated against the Company, Purchaser or others related to the Transaction; (viii) the ability of the Company to execute on its strategy and achieve its goals and other expectations after the closing of the Transaction; (ix) legal, regulatory, tax and economic developments affecting the Company’s business; (x) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as the Company’s response to any of the aforementioned factors; and (xi) other risks detailed in the Company’s filings with the SEC, which may be found at edwards.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Edwards Lifesciences Corporation, dated as of June 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2024

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Senior Vice President, Associate General Counsel and Corporate Secretary